     As filed with the Securities and Exchange Commission on July 21, 1999
                                                     Registration No. 333-______
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MARKETWATCH.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                   94-3315360
        (State or Other Jurisdiction                      (I.R.S. Employer
      of Incorporation or Organization)                  Identification No.)

                               825 BATTERY STREET
                         SAN FRANCISCO, CALIFORNIA 94111
          (Address of Principal Executive Offices, including Zip Code)

                           1998 EQUITY INCENTIVE PLAN
                        1998 DIRECTORS STOCK OPTION PLAN
                             NON-PLAN STOCK OPTIONS
                            (Full Title of the Plans)

                                J. PETER BARDWICK
                             CHIEF FINANCIAL OFFICER
                              MARKETWATCH.COM, INC.
                               825 BATTERY STREET
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 733-0500
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:
                             Jeffrey R. Vetter, Esq.
                             Sayre E. Stevick, Esq.
                           Cynthia E. Garabedian, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                               Palo Alto, CA 94306

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                                     PROPOSED
                                     AMOUNT          MAXIMUM        PROPOSED MAXIMUM    AMOUNT OF
   TITLE OF SECURITIES TO BE          TO BE       OFFERING PRICE       AGGREGATE       REGISTRATION
           REGISTERED              REGISTERED       PER SHARE        OFFERING PRICE        FEE
---------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value       296,884(1)      $50.125(2)        $14,881,311        $ 4,137
Common Stock, $0.01 par value     1,201,700(3)      $18.911(4)        $22,725,349        $ 6,318
---------------------------------------------------------------------------------------------------
            TOTAL                 1,498,584                           $37,606,660        $10,455
---------------------------------------------------------------------------------------------------

(1) Represents the aggregate of 266,884 and 30,000 available for grant as of July 19, 1999 under the 1998 Equity Incentive Plan and the 1998 Directors Stock Option Plan, respectively. Shares that cease to be subject to Non-Plan Stock Options for any reason other than exercise of such Non-Plan Stock Options become available for issuance under the 1998 Equity Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the Nasdaq National Market on July 19, 1999.

(3) Shares subject to outstanding options as of July 19, 1999, pursuant to Non-Plan Stock Options and under the 1998 Equity Incentive Plan and the 1998 Directors Stock Option Plan. Shares that cease to be subject to Non-Plan Stock Options for any reason other than exercise of such Non-Plan Stock Options become available for issuance under the 1998 Equity Incentive Plan.

(4) Weighted average exercise price for such outstanding options pursuant to Rule 457(h)(1).

                              MARKETWATCH.COM, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
               Section 12(g) of Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

        As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the Bylaws are not exclusive.

        The Registrant has entered into Indemnification Agreements with each of its directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

        The indemnification provision in the Registrant's Amended and Restated Certificate of Incorporation, Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

        The Registrant, with approval by the Registrant's Board of Directors, has obtained directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

        4.01         Registrant's Amended and Restated Certificate of
                     Incorporation (incorporated herein by reference to Exhibit
                     3.01 of Registrant's Annual Report on Form 10-K (File No.
                     000-25113) filed with the Commission on March 31, 1999 (the
                     "Form 10-K")).

        4.02 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.03 of Registrant's Registration Statement on Form
                     S-1 (File No. 333-65569) filed with and declared effective by the Commission on January 14, 1999 (the "Form S-1")).

        4.03 Registrant's 1998 Directors Stock Option Plan (incorporated herein by reference to Exhibit 10.11 of the Form S-1).

        4.04 Registrant's 1998 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.12 of the Form S-1).

        4.05         Form of Registrant's Non-Plan Stock Option Agreement
                     (incorporated herein by reference to Exhibit 10.10 of the Form S-1).

        4.06         Stockholder's Agreement, dated January 13, 1999, among
                     Registrant, Marketwatch.Com, LLC, CBS Broadcasting Inc., and Data Broadcasting Corporation. (incorporated herein by reference to Exhibit 4.03 of the Form 10-K).

        5.01         Opinion of Fenwick & West LLP.

       23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

       23.02 Consent of PricewaterhouseCoopers LLP, independent accountants.

       24.01         Power of Attorney (see page 5).

ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 21st day of July, 1999.

                                      MARKETWATCH.COM, INC.


                                      By:  /s/ LAWRENCE S. KRAMER
                                           -------------------------------------
                                           Lawrence S. Kramer
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Lawrence S. Kramer and J. Peter Bardwick, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                             Title                        Date
          ---------                             -----                        ----
PRINCIPAL EXECUTIVE OFFICER:

/s/     LAWRENCE S. KRAMER            President, Chief Executive        July 21, 1999
-----------------------------         Officer and Director
Lawrence S. Kramer

PRINCIPAL FINANCIAL OFFICER:          Chief Financial Officer           July 21, 1999

/s/     J. PETER BARDWICK
-----------------------------
J. Peter Bardwick

PRINCIPAL ACCOUNTING OFFICER:

/s/     JOSEPH BRICHLER               Controller                        July 21, 1999
-----------------------------
Joseph Brichler

ADDITIONAL DIRECTORS:
                                      Director                          July 21, 1999
/s/     JAMES A. DEPALMA
-----------------------------
James A. DePalma

/s/     ANDREW HEYWARD                Director                          July 21, 1999
-----------------------------
Andrew Heyward

/s/     ALAN J. HIRSCHFIELD           Director                          July 21, 1999
-----------------------------
Alan J. Hirschfield

/s/     MARK F. IMPERIALE             Director                          July 21, 1999
-----------------------------
Mark F. Imperiale

/s/     MICHAEL H. JORDAN             Director                          July 21, 1999
-----------------------------
Michael H. Jordan

/s/     ROBERT H. LESSIN              Director                          July 21, 1999
-----------------------------
Robert H. Lessin

/s/     DANIEL R. MASON               Director                          July 21, 1999
-----------------------------
Daniel R. Mason

/s/     ALLAN R. TESSLER              Director                          July 21, 1999
-----------------------------
Allan R. Tessler

/s/     PHILIP D. HOTCHKISS           Director                          July 21, 1999
-----------------------------
Philip D. Hotchkiss

                                  EXHIBIT INDEX

     Exhibit No.                             Description
     -----------                             -----------
        4.01         Registrant's Amended and Restated Certificate of
                     Incorporation (incorporated herein by reference to Exhibit
                     3.01 of Registrant's Annual Report on Form 10-K (File No.
                     000-25113) filed with the Commission on March 31, 1999 (the
                     "Form 10-K")).

        4.02 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.03 of Registrant's Registration Statement on Form
                     S-1 (File No. 333-65569) filed with and declared effective by the Commission on January 14, 1999 (the "Form S-1")).

        4.03 Registrant's 1998 Directors Stock Option Plan (incorporated herein by reference to Exhibit 10.11 of the Form S-1).

        4.04 Registrant's 1998 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.12 of the Form S-1).

        4.05         Form of Registrant's Non-Plan Stock Option Agreement
                     (incorporated herein by reference to Exhibit 10.10 of the Form S-1).

        4.06         Stockholder's Agreement, dated January 13, 1999, among
                     Registrant, Marketwatch.Com, LLC, CBS Broadcasting Inc., and Data Broadcasting Corporation. (incorporated herein by reference to Exhibit 4.03 of the Form 10-K).

        5.01         Opinion of Fenwick & West LLP.

       23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

       23.02 Consent of PricewaterhouseCoopers LLP, independent accountants.

       24.01         Power of Attorney (see page 5).



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